SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by Registrant
Filed by a Party other than the Registrant o

Check the Appropriate Box:

__       Preliminary Proxy Statement
X        Definitive Proxy Statement
__       Definitive Additional Materials
__       Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            COVENANT TRANSPORT, INC.
                (Name of Registrant as Specified in its Charter)

                 The Covenant Transport, Inc. Board of Directors
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the Appropriate Box):

X        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
__ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
__       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         (1)    Title of each class of securities to which transaction
                applies:                                                     N/A
         (2)    Aggregate number of securities to which transaction applies: N/A
         (3)    Price per unit or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11:                 N/A
         (4)    Proposed maximum aggregate value of transaction:             N/A
         $N/A = Amount on which filing fee is calculated.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:                                    N/A
         (2)      Form, Schedule or Registration Statement No.:              N/A
         (3)      Filing Party:                                              N/A
         (4)      Date Filed:                                                N/A

                            COVENANT TRANSPORT, INC.
                             400 Birmingham Highway
                              Chattanooga, TN 37404

              -----------------------------------------------------


                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 1, 1997

              -----------------------------------------------------


To Our Stockholders:

         The 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Covenant Transport, Inc., a Nevada Corporation (the "Company"), will be held at the Company, 400 Birmingham Highway Chattanooga, TN 37404, at 10:00 a.m., Eastern Daylight Time, on Thursday, May 1, 1997 for the following purposes:

        1. To consider and act upon a proposal to elect six (6) directors of the Company;

        2. To consider and act upon a proposal to ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company for 1997; and

        3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

         The foregoing matters are more fully described in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

         All Stockholders are cordially invited to attend the Annual Meeting.

                                             By Order of the Board of Directors



                                             David R. Parker
                                             Chairman of the Board
Chattanooga, TN  37404
April 1, 1997

                            COVENANT TRANSPORT, INC.
                             400 Birmingham Highway
                              Chattanooga, TN 37404

              -----------------------------------------------------


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 1997

              -----------------------------------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Covenant Transport, Inc., a Nevada corporation (the "Company"), to be used at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Company, 400 Birmingham Highway, Chattanooga, TN 37404 on Thursday, May 1, 1997, at 10:00 a.m. EST, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The approximate date of mailing this proxy statement and the enclosed form of proxy is April 1, 1997.

         The enclosed copy of the Company's annual report for the fiscal year ended December 31, 1996, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                               PROXIES AND VOTING

         Only stockholders of record at the close of business on March 31, 1997 ("Stockholders"), are entitled to vote, either in person or by valid proxy, at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock are entitled to two votes for each share held. On March 31, 1997, there were issued and outstanding 11,000,000 shares of Class A Common Stock, par value one cent ($.01), entitled to cast an aggregate 11,000,000 votes on all matters subject to a vote at the Annual Meeting, and 2,350,000 shares of Class B Common Stock, par value one cent ($.01), entitled to cast an aggregate 4,7000,000 votes on all matters subject to a vote at the Annual Meeting. The Company has a total of 13,350,000 shares of Common Stock outstanding, entitled to cast an aggregate 15,700,000 votes on all matters subject to a vote at the Annual Meeting. The number of issued and outstanding shares excludes 670,000 shares of Class A Common Stock reserved for issuance to key employees under the Company's incentive stock plan, of which 138,750 shares were at March 31, 1997 and are currently, subject to vested but unexercised options (and are not entitled to vote at the Annual Meeting). The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

         All proxies that are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the choices indicated. Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

         Other than the election of Directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting, the Stockholders will elect six directors to serve as the Board of Directors until the 1998 Annual Meeting of the Stockholders of the Company or until their successors are elected and qualified. In the absence of contrary instructions, each proxy will be voted for the election of the individuals designated as directors below, all of whom are standing for re-election to the Board of Directors. David R. Parker and Jacqueline F. Parker, who together are entitled to cast 59% of the eligible votes at the Annual Meeting, have indicated that they will vote for the named nominees, and assuming that they do, such nominees will be elected.

Information Concerning Directors and Executive Officers

         Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors and other executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Covenant Transport, Inc., a Tennessee corporation.

              NAME           AGE               POSITION         DIRECTOR SINCE
David R. Parker               39  Chairman of the Board,
                                    President, Chief Executive
                                    Officer                     November 6, 1995
Michael W. Miller             39  Vice President - Operations;
                                    Director                      April 27, 1995
R. H. Lovin, Jr.              45  Vice President -
                                    Administration,
                                    Secretary; Director         November 4, 1994
Bradley A. Moline             30  Treasurer and Chief Financial
                                    Office                                    NA
Ronald B. Pope                52  Vice President - Sales and
                                    Marketing                                 NA
William T. Alt <F1><F2>       60  Director                      November 4, 1994
Hugh O. Maclellan, Jr.<F1><F2>57  Director                      November 4, 1994
Mark A. Scudder<F1><F2>       34  Director                      October 28, 1994

------------------------------------

<F1>      Member of the Audit Committee.
<F2>      Member of the Compensation Committee.

         David R. Parker has served as the Company's President since its organization in November 1985 and as Chairman of the Board and Chief Executive Officer since July 1994. Before founding the Company, Mr. Parker served as a terminal manager and Vice President of Operations and Marketing for Southwest Equipment Rental, Inc. d/b/a/ Southwest Motor Freight from 1974 to 1985. Mr. Parker was elected to the Board of Directors of the Interstate Truckload Carriers' Conference of the American Trucking Associations in 1994.

         Michael W. Miller has served as the Company's Vice President - Operations since September 1993 and Operations Manager since October 1990. From 1987 to 1990, Mr. Miller was the Company's Assistant Operations Manager. Prior to joining the Company, Mr. Miller operated his own cartage company from 1982 to 1986, served as a terminal manager for Interstate Systems from 1979 to 1982, and held the position of traffic manager for Jackson Manufacturing from 1975 to 1979.

     R. H. Lovin, Jr. has served as the Company's Vice President - Administration since May 1994 and Corporate Secretary since August 1995, prior to which he served as the Company's Chief Financial Officer since 1986. Before joining the Company, Mr. Lovin served as a comptroller/accountant for Perry

Smith Company and Olin Chemical Co. Mr. Lovin became a director immediately following the closing of the Company's initial public offering on November 4, 1994.

         Bradley A. Moline, the Company's Treasurer and Chief Financial Officer, joined Covenant in June 1994, prior to which he served as a certified public accountant for six years. From August 1993 to May 1994, Mr. Moline served as a supervisor with the Lincoln, Nebraska office of Grant Thornton. From December 1988 to August 1993, he was with the Kansas City, Missouri office of Ernst & Young.

         Ronald B. Pope has served as Covenant's Vice President - Sales and Marketing since October 1993, having previously served as Covenant's sales manager for the western region since December 1990. From 1986 to 1990, Mr. Pope was self-employed and/or provided a variety of sales and marketing functions in the truckload transportation industry. Mr. Pope previously served from 1984 to 1986 as Executive Vice President/Marketing for P.S.T. Vans, a truckload carrier, and held marketing positions from 1980 to 1984 for Western Express, also a truckload carrier.

         William T. Alt has engaged in the private practice of law since 1962 and has served as outside counsel to the Company since 1986. Mr. Alt became a director immediately following the closing of the Company's initial public offering on November 4, 1994.

         Hugh O. Maclellan, Jr. has served as Chairman of the Executive Committee of Provident Life and Accident Insurance Company, Chattanooga, Tennessee, since 1988. Mr. Maclellan is President of the Maclellan Foundation and Chairman of the Board of Trustees of King College, Bristol, Tennessee. Mr. Maclellan also serves as a director of American National Bank and Trust Company, Chattanooga, Tennessee. Mr. Maclellan became a director immediately following the closing of the Company's initial public offering on November 4, 1994.

         Mark A. Scudder has engaged in the private practice of law since 1988. He is a principal of Scudder Law Firm, P.C., Lincoln, Nebraska, the Company's outside corporate and securities counsel, with which he has practiced since July 1993. From May 1988 to June 1993, Mr. Scudder practiced with the Kansas City, Missouri law firm Spencer Fane Britt & Browne. Mr. Scudder became a director contemporaneously with the Company's initial public offering on October 28, 1994. Another principal of Scudder Law Firm, P.C. serves as a member of the board of directors of Swift Transportation Co., Inc., a nationwide truckload carrier with common stock traded on the Nasdaq National Market.

Meetings and Compensation

         Board of Directors. The Board of Directors of the Company held four regularly scheduled meetings and two telephonic meetings during the fiscal year ended December 31, 1996. Each of the directors attended all meetings of the Board of Directors and all meetings held by committees of the Board on which they served. Directors who are not employees of the Company received an annual retainer of $10,000 plus $1,000 per regularly scheduled meeting of the Board of Directors and reimbursement of expenses incurred in attending such Board meetings. Total compensation for each of the non-employee directors was $14,000 in 1996.

     Compensation  Committee.   The  Compensation  Committee  of  the  Board  of
Directors met once during 1996. This committee reviews all aspects of compensation of the Company's executive officers and makes recommendations on such matters to the full Board of Directors. The Compensation Committee also has sole discretion to select participants, grant awards, and otherwise administer the Company's Incentive Stock Plan. The Report of the Compensation Committee for 1996 is set forth below. See "Report of the Compensation Committee."

         Audit Committee. The Audit Committee met once during 1996. The Audit Committee makes recommendations to the Board concerning the selection of outside auditors, reviews the Company's financial statements, reviews and discusses audit plans, audit work, internal controls, and the report and recommendations of the Company's independent auditors, and considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting.

     Nominating Committee. The Board does not maintain a standing nominating committee or other committee performing similar functions.

         Compensation Committee Interlocks and Insider Participation. Messrs. Alt, Maclellan, and Scudder served as the Compensation Committee in 1996. None of such individuals has been an officer or employee of the Company. Mr. Scudder's law firm serves as the Company's corporate and securities counsel and earned approximately $105,000 in fees for legal services during 1996. Mr. Alt serves as the Company's counsel in certain other matters and earned approximately $20,250 in fees for legal services during 1996.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
         STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN
                                  PROPOSAL 1.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the two other named executive officers of the Company (the "Named Officers"), for services in all capacities to the Company for the fiscal years ended December 31, 1996, 1995, and 1994.

                           Summary Compensation Table
                                          Long Term Compensation
--------------------------------------------------------------------------------
                  Annual Compensation          Awards      Payouts
--------------------------------------------------------------------------------
Name and                                  Restricted                All Other
Principal                     Other Annual  Stock  Options  LTIP   Compensation
Position    Year Salary Bonus Compensation Award(s) (#)<F1> Payouts     <F2>
--------------------------------------------------------------------------------
David R.
 Parker     1996 $487,500   -         -         -    133,750    -       $7,819
  Presi-    1995 $487,500   -         -         -       -       -       $7,554
  dent      1994 $486,584   -         -         -       -       -       $3,095

Michael W.
 Miller
  Vice
  Presi-
  dent -    1996 $134,270 $22,825     -         -     25,000    -         -
  Opera-    1995 $113,550 $25,000     -         -       -       -         -
  tions     1994  $85,369 $15,000     -         -     24,000    -         -

Bradley A.
 Moline
  Chief
  Financial 1996  $96,492 $20,542     -         -     15,000    -         -
  Officer/  1995  $86,784 $11,250     -         -       -       -         -
  Treasurer 1994  $44,000    -        -         -     12,000    -         -

R. H. Lovin
 Jr.
  Vice
  President 1996  $88,899 $20,542     -         -     15,000    -         -
  Adminis-  1995  $80,000 $22,500     -         -       -       -         -
  tration   1994  $75,798 $15,000     -         -     24,000    -         -

-------------------------------

<F1>     Represents  options  to  purchase  Class A Common  Stock.  The  options granted in 1994 to Messrs. Miller and Lovin are vested and exercisable at $16.50 per share. The option to purchase 12,000 shares granted to Mr. Moline in 1994 provide that half of shares subject to the option are exercisable and half become exercisable in 1999, at an exercise price of $16.50 per share. The options granted to Messrs. Parker, Miller, Lovin, and Moline in 1996 vest at a rate of 20% per year and are exercisable at $15.50 per share.

<F2>     Reportable portion of premiums paid on split-dollar life insurance policies.

         The following table lists options or SARs granted to the Named Officers during the fiscal year ended December 31, 1996.

                      Option/SAR Grants in Last Fiscal Year
                               (Individual Grants)
                                                           Potential realizable
                                                             value at assumed
                                                             annual rates of
                                                            price appreciation
                                                             for option term
--------------------------------------------------------------------------------
                            Percent
                            of total
                            options/
                              SARs
                  Options/  granted to Exercise
                   SAR's    employees  or base
                  granted   in fiscal   price   Expiration
       Name         (#)       year      ($/Sh)     Date      5% ($)     10% ($)
--------------------------------------------------------------------------------
David R. Parker   133,750     50%       15.50    06/02/07  1,303,777   3,304,027
Michael W. Miller  25,000    9.3%       15.50    06/02/07    243,697     617,575
Bradley A. Moline  15,000    5.6%       15.50    06/02/07    146,218     370,545
R. H. Lovin, Jr    15,000    5.6%       15.50    06/02/07    146,218     370,545

         The following table demonstrates that no options under the Plan were exercised during the fiscal year ended December 31, 1996 by the Named Officers.

        Aggregated Option Exercises in Last Fiscal Year and Option Value
                          as of December 31, 1996 <F1>
--------------------------------------------------------------------------------
                                  Number of Unexercised  Value of Unexercised
                                    Options at Fiscal    In-the-Money Options
                                      Year End<F1>       at Fiscal Year End<F2>
--------------------------------------------------------------------------------
                 Shares
                Acquired
                  on      Value
               Exercise Realized Exercis-  Unexercis-     Exercis-   Unexercis-
     Name          #      ($)      able       able         able        able
--------------------------------------------------------------------------------
David R. Parker . -0-     -0-       -0-     133,750         -0-         -0-
Michael W. Miller -0-     -0-    24,000      25,000         -0-         -0-
Bradley A. Moline -0-     -0-     6,000      21,000         -0-         -0-
R. H. Lovin, Jr . -0-     -0-    24,000      15,000         -0-         -0-

------------------------------------

<F1>     Exercisable options were granted to Messrs. Miller and Lovin on October
         28, 1994 at an exercise price is $16.50, the market value on the date of grant. Mr. Moline was granted an option to purchase 12,000 shares, of which 6,000 shares are exercisable, at an exercise price of $16.50. All options granted on June 3, 1996 vest at a rate of 20% per year at an exercise price of $15.50 per share, the market value on the date of the grant. To the extent permissible, all grants are intended to qualify as "incentive stock options" under the Internal Revenue Code.

<F2>     Based  on  the  $14.375  closing price of the Company's  Class A Common
         Stock on December 29, 1996.

         The Company does not have a long-term incentive plan or a defined benefit or actuarial plan and has never issued any stock appreciation rights.

Employment Agreements

         The Company currently does not have any employment, severance, or change-in-control agreements with any of its executive officers. However, under certain circumstances in which there is a change of control, holders of outstanding stock options granted under the Plan may be entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable. The Compensation Committee has the authority to extend similar rights to holders of additional awards under the Plan.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors prepared the following report on executive compensation.

         The Compensation Committee reviews the compensation of the Company's executive officers annually and believes that the Company's executive officers, including the Named Officers and the Chief Executive Officer, should be compensated at a level comparable to persons holding similar positions at peer companies, taking into account the relative size of the companies, responsibilities of the officers, experience, geographical location, and the relative performance of the Company and its peers, measured by stock performance, operating margin, and revenue and net income growth rates. In addition, the Compensation Committee will consider the attainment of specific goals that may be established for such officers from time to time. Corporate performance, measured by stock appreciation, is an important aspect of the executive officers' compensation, although the manner of incentive differs for the chief executive officer. A summary of the considerations for the chief executive officer and other executive officers is set forth below.

         Chief Executive Officer. The Compensation Committee recognizes Mr. Parker's substantial responsibility and contribution to the Company's operating performance, operating margin, revenue and net income growth rates, and attainment of Company goals, as well as his large stockholdings. At Mr. Parker's request, his salary remained the same in 1996. The Committee believes that Mr. Parker's salary and stock options granted in 1996 are reasonable compared to similarly situated executives.

         Other Executive Officers. The Company's other executive officers are compensated through a mix of salary and incentive compensation. In establishing compensation, the Board of Directors annually considers (i) the Company's operating performance, stock performance, operating margin, and revenue and net income growth rates, (ii) team-building skills, individual performance, past performance and potential with the Company, (iii) local compensation levels and cost of living, and (iv) compensation information disclosed by similar publicly-held truckload motor carriers. Salary and bonus levels are largely subjective, with compensation levels at other publicly-traded truckload motor carriers and individual performance being the most important factors.

         Many trucking companies experienced a difficult operating environment in 1996, and the Company's profit margin decreased. However, the Company was able to grow and maintain its operating efficiency better than most motor carriers. Accordingly, the Committee approved modest salary increases and bonuses for some executive officers. Michael Miller received the largest salary increase (18%) for 1996 in view of a substantial increase in his areas of responsibility. The Committee continues to believe that 390,000 outstanding stock options link stock appreciation to the compensation of its executive officers and other key employees.

                             Compensation Committee:

                             William T. Alt
                             Hugh O. Maclellan, Jr.
                             Mark A. Scudder

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

         The following table sets forth, as of March 31, 1997, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Officer of the Company, and by all directors and executive officers of the Company as a group.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

                                                Amount &
                                               Nature of
                                               Beneficial
                                                Owner-
  Title of Class   Name of Beneficial Owner<F1> ship<F2><F3>  Percent of Class
Class A & Class B  David R. Parker &                           41.7% of Class A
      Common       Jacqueline F. Parker        6,934,185<F4>  100.0% of Class B
                                                               51.9% of Total
  Class A Common   Michael W. Miller              31,153             *
  Class A Common   R. H. Lovin, Jr.               27,526             *
  Class A Common   Bradley A. Moline              12,840
                   William T. Alt
  No Securities    300 Forest Avenue                   0             *
      Owned        Chattanooga, TN  37405
                   Hugh O. Maclellan, Jr.
  Class A Common   501 Provident Building          4,700             *
                   Chattanooga, TN  37402
                   Mark A. Scudder
  Class A Common   411 S. 13th Street, #200        2,450<F5>         *
                   Lincoln, NE 68508
                   Clyde M. Fuller
  Class A Common   7823 Stonehenge Drive       2,075,000<F6>   18.9% of Class A
                   Chattanooga, TN 37421                       15.5% of Total
                   Gilder Gagnon Howe & Co.
  Class A Common   1775 Broadway               1,731,230       15.7% of Class A
                   New York, NY  10019                         13.0% of Total
                   RCM Capital Management,
                     L.L.C.<F7>
  Class A Common   Four Embarcadero Center,
                     Suite 2900                1,321,200       12.0% of Class A
                   San Francisco, CA 94111                      9.9% of Total
Class A & Class B  All directors and executive
                    officers as a group (8     7,012,404              52.5%
                    persons)
---------------------------------
*        Less than one percent (1%).

<F1>     The business address of Mr. and Mrs. Parker, Mr. Lovin, Mr. Moline, and
         Mr. Miller is 400 Birmingham Highway, Chattanooga, TN 37404.
<F2>     Includes 24,000 shares underlying exercisable stock options granted in
         1994 for each of Mr. Miller and Mr. Lovin and 6,000 shares underlying exercisable stock option granted in 1994 for Mr. Moline. Also includes shares underlying stock options granted in 1996 that become exercisable within 60 days of this proxy statement as follows: Mr. Parker - 26,750; Mr. Miller - 5,000; Mr. Moline - 3,000; and Mr. Lovin - 3,000.
<F3>     Includes the following  shares of Class A Common Stock  attributable to
         Named Officers invested in the employer stock fund through the Company's 401(k) Plan, assuming (a) all amounts allocated to such fund by executive officers were fully invested, and (b) that the number of shares is equivalent to the dollar amount invested in such fund divided by the $14.375 closing price of the Company's Class A Common Stock on December 29, 1996: Mr. Parker - 2,435; Mr. Miller - 1,253 ; Mr. Moline
         - 840; and Mr. Lovin - 526.
<F4>     Includes 4,557,435 shares of Class A Common Stock,  2,350,000 shares of
         Class B Common Stock, and 26,750 shares that will vest in June 1997 from an underlying stock option granted in 1996. All shares are owned by Mr. and Mrs. Parker as Joint Tenants with Rights of Survivorship, except 200,000 shares of Class A Common Stock owned by the Parker Family Limited Partnership, of which Mr. and Mrs. Parker are general partners.
<F5>     Includes 200 shares held as custodian for minor child under the Uniform
         Gifts to Minors Act, as to which beneficial ownership is disclaimed.
<F6>     Owned by C & F Corporation, a corporation wholly owned by Mr. Fuller.
<F7>     Group of investors  consisting of RCM Capital  Management  L.L.C.,  RCM
         Limited L.P., and RCM General Corporation. The group reports sole voting power of 1,119,200 shares; no shares with shared voting power; 1,239,200 sole dispositive power; and 82,000 shared dispositive power. RCM Capital Management L.L.C. is a wholly owned subsidiary of Dresdner Bank AG, Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany.

                             STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                 PERFORMANCE GRAPH FOR COVENANT TRANSPORT, INC.

         The following graph compares the cumulative total stockholder return of the Company's Class A Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing October 28, 1994, and ending December 29, 1996. The stock performance graph assumes $100 was invested on October 28, 1994. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4499, and 4500-4599. The Company will provide the names of all companies in such index upon request.


                               [GRAPHIC OMITTED]

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         The Company leased its headquarters terminal at Chattanooga, Tennessee from David R. and Jacqueline F. Parker for $237,248 in 1996. The Company has an option to purchase the property at any time during the term of the lease at an option price equal to the appraised value of the property increased by 5% each year after the appraisal. The Company also leases from the Parkers a small terminal and trailer drop-lot at Greer, South Carolina for annual rent of $12,000.

         Tenn-Ga Truck Sales, Inc. ("Truck Sales") is a corporation wholly-owned by Clyde M. Fuller. In 1994, Truck Sales purchased revenue equipment scheduled for trade-in from the Company for an aggregate $9,727,909. In all instances the purchase price was equal to, or in excess of, the trade-in amounts negotiated with the tractor manufacturer or fair values listed in industry trailer publications.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year.

                                   PROPOSAL 2
                    RATIFICATION OF SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The Board of Directors has selected Coopers & Lybrand L.L.P. as independent public accountants for the Company for the 1997 fiscal year. Coopers & Lybrand L.L.P. has served as independent public accountants for the Company since 1992. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting with an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 1998 Annual Meeting of the Stockholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before January 15, 1998, to be included in the Company's proxy material related to that meeting.

                                  OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                                     Covenant Transport, Inc.



                                                     David R. Parker
                                                     Chairman of the Board
April 1, 1997